Exhibit 10-17

ASSET PURCHASE AND ASSUMPTION OF LIABILITIES AGREEMENT

This ASSET PURCHASE AND ASSUMPTION OF LIABILITIES AGREEMENT (this "Agreement") is entered into this 13th day of March, 2006, by and between NEW MEDIA LOTTERY SERVICES, INC., a Delaware corporation ("NMLS" or the “Company”)), and NEW MEDIA LOTTERY SERVICES (INTERNATIONAL) LIMITED, an Irish limited company ("LTD ").

W I T N E S S E T H:

WHEREAS, LTD is a wholly owned subsidiary of New Media Lottery Services plc, an Irish corporation (“PLC”), all of the outstanding shares of which are owned by NMLS; and

WHEREAS, PLC has engaged Zimmerman Adams International Ltd. (“ZAI”) to serve as its lead financial advisor and broker to sponsor PLC’s entire outstanding share capital for admission to trade on the AIM Market operated by the London Stock Exchange (“AIM”) pursuant to an agreement between the parties dated September 22, 2005 (the “Engagement Letter”); and

WHEREAS, in furtherance of the admission of PLC’s share capital to AIM, NMLS desires to sell, transfer and assign to LTD, effective upon the date on which PLC’s common shares are admitted for trading on the AIM (the “Admission Date”), the assets and liabilities described herein, all as more fully described and catalogued on the List of Assets attached hereto as Exhibit 1.01 (the "Assets"), and the List of Liabilities and Obligations Transferred to and Assumed by LTD attached hereto as Exhibit 1.02; and

WHEREAS, simultaneous herewith, the parties are entering into a Technology License Agreement whereby NMLS agrees to license to LTD certain specified intellectual property which it owns or has the right to use as of the Admission Date, on the terms and subject to the conditions provided therein, including all copyrights; patents; patent applications; proprietary rights, including any trademarks, trade secrets, service marks, rights in designs, trade or business names; technology, including any information, know-how, experience and records, including all formulas, designs, specifications, drawings, data, documents, manuals and instructions and all technical or other expertise and all computer software and computer programmes including, without limitation, both object code and source code, and records, technology, processes and methodologies relating to the business of NMLS or as carried on at any time up to the date of the License Agreement and developed by or for NMLS (the “Intellectual Property”); and

WHEREAS, upon the Admission Date and the closing of the sale, transfer and assignment of the Assets pursuant hereto and the license of the Intellectual Property pursuant to the License Agreement, LTD will posses or have the right to use all of those assets necessary and required for it to operate the business of NMLS substantially in the manner in which NMLS has operated its business prior to the Closing Date (as defined herein);

WHEREAS, LTD desires to purchase and acquire the Assets enumerated in Schedule 1.01 and agrees to become liable to pay, perform, discharge and satisfy those liabilities transferred hereby and assume, pay, perform, observe and discharge in accordance with the respective terms thereof, all of the Company’s obligations, duties, commitments and liabilities under each and every agreement assigned by the Company to LTD hereunder, as more fully described in, and subject to, Exhibit 1.02, as may be adjusted on the Closing Date, (collectively, the “Liabilities and Obligations”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
TRANSFER AND SALE OF ASSETS

SECTION 1.01.    Transfer, Assignment and Sale of Assets by NMLS to LTD. On the terms and subject to the conditions of this Agreement, on the Closing Date (as hereafter defined), NMLS shall sell, transfer, assign and deliver to LTD, subject, in the case of the Alladdin Agreement (as defined in Section 2.05(a)), to the receipt of consent from Alladdin Lotteries Limited and Alladdin Limited to the assignment of said agreement and the benefits and properties acquired thereunder and as may have been further developed, by the Company thereunder, and LTD shall receive from NMLS, the Assets, as may be adjusted on the Closing Date.

SECTION 1.02.    Consideration for the Assets. In consideration for the purchase and sale of the Assets, upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, LTD shall deliver to NMLS an executed Instrument of Assumption in the form attached hereto as Exhibit 1.03 (the “Instrument of Assumption”).

SECTION 1.03.    Assumption of and Covenant to Satisfy Certain Liabilities and Obligations by LTD. On and as of the close of business on the Closing Date, LTD shall assume, and satisfy and be liable for paying, performing and discharging the Liabilities and Obligations and will deliver the Instrument of Assumption in favor of NMLS.

SECTION 1.04.      LTD Indemnification of NMLS. LTD covenants and agrees to defend, indemnify and hold harmless NMLS (and its successors-in-interest), its stockholders, officers, directors, employees, agents, advisers, representatives and affiliates, and their respective heirs, successor and assigns (collectively, the "NMLS Indemnitees") from and against, and shall pay or reimburse NMLS Indemnitees for, any and all actions, causes of actions, suits, debts, losses, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, in law or equity (collectively "Claims"), which arise out of or are related to the Liabilities and Obligations, regardless of whether known or unknown or incurred before or after the Closing Date, all as more fully described in and subject to the provisions of that certain Indemnity Agreement attached hereto as Exhibit 1.04 (the “Indemnity Agreement”).

SECTION 1.05.    Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur at such time and place as the parties shall mutually agree promptly after the satisfaction of the condition set forth in ARTICLE VI hereof (said date being herein referred to as the "Closing Date").

(a) At the Closing, NMLS will deliver to LTD (i) to the extent requested by LTD, assignments of all trade names and assumed names; (ii) assignments of all the agreements being transferred hereby listed in Schedule 1.01(b) (iii) all documents of title necessary to transfer ownership to LTD of the Assets; and (iv) all other previously undelivered documents required to be delivered by NMLS to LTD at or prior to the Closing in connec-tion with the transactions contemplated by this Agreement.

(b) At the Closing, LTD will deliver to NMLS (i) a duly executed Instru-ment of Assump-tion; (ii) a duly executed Indemnity Agreement; and (iii) all previously undelivered documents required to be delivered by LTD to NMLS at or prior to the Closing.

SECTION 1.06. Further Assurances. At any time and from time to time after the Closing Date, at the request of any party hereto and without further consideration, NMLS and LTD shall execute and deliver such other instruments of sale, transfer, assignment and confirmation as may be reasonably requested in order more effectively to sell, transfer, and assign to LTD and to confirm LTD’s title to the Assets and LTD’s obligations with respect to the Liabilities.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS OF NMLS

NMLS represents and warrants to LTD as follows:

SECTION 2.01.    Organization and Qualification. NMLS is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware and is duly licensed or qualified to transact business as a foreign corporation in the State of Virginia and is in good standing in the State of Virginia.

SECTION 2.02.    Corporate Power and Authority. NMLS has the corporate power and authority to own and hold its properties and to carry on its business. NMLS has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby and thereby (collectively, the “NMLS Transaction Documents”). The execution, delivery and performance of the NMLS Transaction Documents have been duly authorized and approved by NMLS. This Agreement and each of the other agreements, documents and instruments to be executed and delivered by NMLS have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, NMLS enforceable against NMLS in accordance with their terms.

SECTION 2.03.    Validity, Etc. Neither the execution and delivery of the NMLS Transaction Documents, the consummation of the transactions contemplated hereby or thereby nor the performance of its obligations under the NMLS Transaction Documents will (i) violate, conflict with or result in any breach of any trust agreement, certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to NMLS, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for certain notification filings to be made with the Securities and Exchange Commission after the Closing Date, or (iii) violate, conflict with or result in a breach, default or termination of, or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of, any of the obligations of NMLS.

SECTION 2.04.    Ownership of Assets. NMLS has good, valid and market-able title to all the Assets and has the power and authority, subject, in one case, as specified in Exhibit 1.01(b), to the receipt of written consent from a third party to transfer its rights under that certain agreement specified in Exhibit 1.01(b), to transfer the Assets as contemplated hereby.

SECTION 2.05.    Covenants of NMLS. NMLS hereby covenants to and agrees with LTD as follows:

(a) Agreement to Obtain Consents to Assignment of Alladdin Limited Agreement. NMLS shall, after the date hereof, (i) take all such action and do all such things as may be necessary to procure the consent of each of Alladdin Limited and Alladdin Lotteries Limited to the assignment and transfer of the agreement among the parties dated May 6, 2005 (the “Alladdin Agreement”) to LTD, and (ii) take any other act which LTD may reasonable request to effectively transfer and assign the Alladdin Agreement to LTD.

(b) Retention by NMLS of Benefits Derived from Alladdin Agreement in Trust for LTD. To the extent that NMLS realizes or receives any revenue or any other benefit of any kind from or as a result of the Alladdin Agreement prior to the transfer and assignment thereof to LTD as required in Section 2.05(a), above, NMLS shall hold all such revenues or benefits in trust for the benefit of LTD and shall promptly transfer to LTD, for no additional consideration, the revenues or other benefits received.

(c) Decisions Under Alladdin Agreement. To the extent any decisions of any nature are required to be made in connection with the Alladdin Agreement prior to its transfer to LTD, NMLS shall refer all such decisions to LTD in writing and shall permit a representative of LTD to discuss any issue requiring a decision with the third party. NMLS shall not take any action with respect to the Alladdin Agreement without the advice of LTD.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LTD

LTD represents and warrants to NMLS as follows:

SECTION 3.01.    Organization. LTD is duly organized, validly existing and in good standing under the laws of the Republic of Ireland.

SECTION 3.02.    LTD Power and Authority. LTD has the corporate power and authority to execute, deliver and perform this Agreement, the Indemnity Agreement, the Instrument of Assumption and the other documents and instruments contemplated hereby and thereby (collectively the “LTD Transaction Documents”). The execution, delivery and performance of the LTD Transaction Documents have been duly authorized and approved by LTD. This Agreement and each of the other agreements, documents and instruments to be executed and delivered by LTD have been duly executed and delivered by, and constitute the valid and binding obligation of LTD enforceable against LTD in accordance with their terms.

SECTION 3.03.    Validity, Etc. Neither the execution and delivery of the LTD Transaction Documents, the consummation of the transactions contemplated hereby or thereby, nor the performance of its obligations under the LTD Transaction Documents will (i) conflict with or result in any breach of any trust agreement, certificate of organization, bylaw, judgment, decree, order, statute or regulation applicable to LTD (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which LTD is a party or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to LTD.

ARTICLE IV
FORWARD COMMUNICATIONS

SECTION 4.01.    Forward Communications. Any written communication received at any time by NMLS with respect to any of the Assets or Liabilities shall be transmitted by NMLS to LTD promptly upon receipt.

ARTICLE V
CONDITION TO SALE OF ASSETS

SECTION 5.01.    Sale and Completion of Admission. Each and every obligation of the parties under this Agreement, shall be sub-ject to The London Stock Exchange plc having unconditionally agreed to the admission of the entire issued ordinary share capital of New Media Lottery Services plc to trading on AIM becoming effective in accordance with the AIM Rules.

ARTICLE VI
MISCELLANEOUS PROVISIONS

SECTION 6.01.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

SECTION 6.02.    Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and con-strued in accordance with the laws of the State of Delaware, with-out regard to its conflicts of law doctrine.

SECTION 6.03.    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, New Media Lottery Services, Inc. and New Media Lottery Services (International) Limited have each executed this Asset Purchase and Assumption of Liabilities Agreement as of the day and year first above written.

NEW MEDIA LOTTERY SERVICES, INC. a Delaware corporation
Attest: ___________________	By:______________________

PRESENT WHEN THE COMMON SEAL

of NEW MEDIA LOTTERY SERVICES (INTERNATIONAL) LIMITED

was affixed hereto:

EXHIBITS

1.01 List of Assets
1.02 List of Liabilities
1.03 Instrument of Assumption
1.04 Indemnity Agreement

EXHIBIT 1.01
LIST OF ASSETS

(a)    (i)   Assets to be transferred and assigned effective as of the Closing Date:

(A) Notes Receivable (including interest through 1/31/06):  $63,175
New Media Lottery Serviços de Internet Ltda., a
corporation organized under Brazilian law.

(B) Furniture & Equipment:       $47,521.21
Includes all furniture and equipment owned by NMLS.

(C) The name “New Media Lottery Services” and any derivations thereof or trade names associated therewith.

(b)    (i)   Contracts assigned to LTD effective as of Closing Date:

(A) Las Vegas Gaming, Inc. dated November 22, 2005.

(B) Parlay Entertainment Limited agreement dated June 7, 2005.

(C) ROK Corporation agreement dated December 7, 2004.

(D) Guatemalan Paediatric Foundation agreement dated November 22, 2005.

(E) Quotaholders’ Agreement with Cybercyte Sistemas dated June 22, 2005.

(ii)   Contract to be assigned effective upon receipt of consent of Alladdin Lotteries Limited and Alladdin Limited:

(A) Agreement dated May 6, 2005 by and among the Company, Alladdin Lotteries Limited and Alladdin Lotteries (“Alladdin Agreement”) will be transferred and assigned upon the consent of Alladdin Lotteries Limited and Alladdin Lotteries to such assignment.

EXHIBIT 1.02
LIST OF LIABILITIES AND OBLIGATIONS
TRANSFERRED TO AND ASSUMED BY LTD

(a) The following liabilities are being transferred to and assumed by LTD as of the Closing Date:

(i) Deferred Compensation owed to management:  $100,000
See Schedule 1.02(a)(i) for a list of deferred compensation.

(ii) Accounts Payable:     $10,696.21
See Schedule 1.02(a)(ii) for a list of accounts payables.

(b) Contracts under which LTD is assuming all liabilities, obligations and duties of the Company as of the Closing Date:

(i) Las Vegas Gaming, Inc. dated May 14, 2005.

(ii) Parlay Entertainment Limited agreement dated June 7, 2005.

(iii) ROK Corporation agreement dated December 7, 2004.

(iv) Guatemalan Paediatric Foundation agreement dated November 22, 2005.

(v) Quotaholders’ Agreement with Cybercyte Sistemas dated June 22, 2005.

(c) Obligations under the Alladdin Agreement.

(i) LTD shall not assume or otherwise be responsible for any of the Company’s obligations or liabilities under the Alladdin Agreement until the date on which Alladdin Lotteries Limited and Alladdin Limited consent to the assignment thereof; provided, however that at no time shall LTD assume or be liable for the Company’s obligation to issue capital stock under the Alladdin Agreement.

EXHIBIT 1.03
INSTRUMENT OF ASSUMPTION

EXHIBIT 1.04
INDEMNITY AGREEMENT

SCHEDULE 1.02(a)(i)
DEFERRED COMPENSATION

Randolph Brownell $100,000

SCHEDULE 1.02(a)(ii)
ACCOUNTS PAYABLE

Ruffa & Ruffa, P.C.  $10,696.21